Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-49363, 333-53982, 333-54062, 333-54060, 333-65694, 333-109043, 333-122186, 333-132523, 333-132526, 333-145923 and 333-152896) and on Form S-3 (No. 333-145921) of GSI Commerce, Inc. our report dated May 30, 2008, with respect to the consolidated financial statements of e-Dialog, Inc. for the year ended December 31, 2007, which was included in this Current Report on Form 8K of GSI Commerce, Inc. filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 28, 2008